SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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    14a-6(e)(2)).
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                              REGISTER.COM, INC.
               (Name of Registrant as Specified in Its Charter)
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                         RCM ACQUISITION CO., LLC and
                  BARINGTON COMPANIES EQUITY PARTNERS, L.P.
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
-----------------------------------------------------------------------------

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

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                                      -2-

On January 15, 2003, RCM Acquisition Co., LLC issued the following press release:

    RCM Acquisition Co., LLC Presents Proposal to Acquire Register.com, Inc.

                    -----------------------------------------


NEW YORK - Jan. 15, 2003 (PR Newswire) RCM Acquisition Co., LLC, an affiliate of Barington Companies Equity Partners, L.P., announced today that it presented a proposal to acquire Register.com, Inc. to the Board of Directors of the company. Register.com is a provider of global domain name registration and Internet services for businesses and consumers. RCM and certain other parties own an aggregate of approximately 4.2% of the total number of shares outstanding of the company. RCM's proposal, subject to certain conditions, is to acquire Register.com for $4.95 per share in cash, representing an 8.3% premium over the January 14th closing market price of $4.57 per share and a 24.9% premium to the 90-day average price of $3.96 per share.

RCM also stated that it, or its affiliates, intends to nominate and seek the election of seven individuals to the Board of Directors at the 2003 annual shareholders' meeting, constituting the entire Board of Directors of the company.

James Mitarotonda, President and CEO of the General Partner of Barington Companies Equity Partners, L.P., stated, "It is our opinion that Register.com is an undervalued and underperforming company. We believe that, among other things, this all-cash transaction will provide the company's shareholders with immediate liquidity at a premium to the current market price."

The parties owning Register.com stock referred to above include Barington Companies Equity Partners, L.P., Jewelcor Management, Inc., RCG Ambrose Master Fund, Ltd. and Ramius Securities, LLC. Barington Companies Equity Partners, L.P., a Delaware limited partnership formed to engage in the business of acquiring, holding and disposing of investments in various companies, beneficially owns 429,506 shares of Register.com's common stock. Jewelcor Management, Inc., a Nevada corporation primarily involved in investment and management services, beneficially owns 429,508 shares of Register.com's common stock. RCG Ambrose Master Fund, Ltd., a Cayman Islands corporation engaged in investing in companies effecting extraordinary transactions, beneficially owns 429,502 shares of Register.com's common stock. Ramius Securities, LLC, a Delaware limited liability company and a registered broker-dealer, beneficially owns 429,503 shares of Register.com's common stock.

If RCM engages in any solicitation with respect to the shares of Register.com it will prepare and disseminate a proxy statement with respect to that solicitation. Shareholders should read that proxy statement if and when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the proxy statement, related materials and other materials filed with the Securities and Exchange Commission at the SEC's website www.sec.gov without charge when these documents become available. Shareholders will also be able to obtain copies of that proxy statement and related materials without charge, when available, from RCM Acquisition Co., LLC by oral or written request to: RCM Acquisition Co., LLC Attention: James Mitarotonda c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019.

Contact

A.J. Cervantes
Trilogy Capital Partners
212.457.1179
aj@trilogy